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                                                                      EXHIBIT 32



                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350


In connection with the Annual Report of BorgWarner Inc. (the "Company") on Form 10-K for the year ended December 31, 2005 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  February 17, 2006


/s/ Timothy M. Manganello
-------------------------------------
Timothy M. Manganello
Chairman & Chief Executive Officer



/s/ Robin J. Adams
-------------------------------------
Robin J. Adams
Executive Vice President, Chief Financial Officer
& Chief Administrative Officer & Director



A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.